Exhibit 99.14

        (Text of graph posted to Ashland Inc.'s website concerning APAC's lost time incident rates and OSHA recordable incident rates)

                          Lost Time Incident Rates
             (Rate = Lost Time Injuries x 200,000/Hours Worked)

                                    APAC      Industry
                                   ------     --------
                       1995          0.3         4.5
                       1996          0.3         4.1
                       1997          0.3         4.0
                       1998          0.4         3.4
                       1999          0.4         3.8
                       2000          0.4         3.2
                       2001          0.1         4.0
                       2002          0.2         3.9
                       2003          0.2         3.1
                       2004          0.2         2.3
                       2005          0.2         3.0



                         Recordable Incident Rates

                                    APAC      Industry
                                   ------     --------
                       1995          6.0        11.9
                       1996          5.8        10.7
                       1997          6.0        10.4
                       1998          6.0         9.6
                       1999          6.0         9.7
                       2000          5.1         9.3
                       2001          4.6         8.9
                       2002          4.3         8.2
                       2003          4.2         7.7
                       2004          4.1         6.8
                       2005          3.4         7.6